Exhibit 99(b)

                                CASH OPTION ELECTION
                                         AND
                                LETTER OF TRANSMITTAL


To Independent Bank
8751 Sudley Road
Manassas, Virginia 22110-1827

Gentlemen:

      On November __, 1994 at the special meeting of shareholders of Independent Bank ("Independent"), shareholders will consider an Agreement and Plan of Reorganization (the "Agreement") dated as of August 26, 1994 among Crestar Financial Corporation ("Crestar"), Crestar Bank and Independent. The Agreement provides for the Merger of Independent into Crestar Bank with the conversion of Independent common stock into Crestar common stock or, at the election of Independent shareholder, cash. Independent common stock is being valued at $12.25 per share in the Merger.

      The Agreement requires Independent shareholders who elect to exchange any of their shares of Independent common stock in the Merger for cash to make such election prior to the 1994 special meeting. Certificates for the shares being exchanged for cash must be submitted to Independent at or prior to such meeting. Such certificates are enclosed with this letter.

      I elect to exchange the number of shares of Independent common stock designated below for $12.25 cash per share (subject to all applicable withholding taxes). I enclose the certificates for such shares.

      I understand that the total number of shares of Independent common stock that may be exchanged for cash is subject to proration as described in "The Merger -- Cash Option" in the Proxy Statement/Prospectus. Independent shares not eligible to be exchanged for cash will be exchanged for Crestar common stock.

      I understand that if the Merger is approved by Independent shareholders at the 1994 special meeting, this election to receive cash is irrevocable. Crestar Bank will retain the certificates for shares submitted for cash purchase in escrow until either termination of the Agreement, upon which Crestar Bank will promptly return such certificates, or the Effective Time of the Merger, when Crestar Bank will exchange such certificates for cash.

Description of Shares of Independent Common Stock Submitted for Cash

|------------------------------------------------------------------------------
|Name and Address of Registered Holder(s)|       Certificate(s) Enclosed     |
|  (Kindly note address changes)         |      (Attach list if necessary)   |
|                                        |------------------|----------------|
|                                        |   Certificate #  |  Nos. of Shares|
|----------------------------------------|------------------|----------------|
|                                        |                  |                |
|----------------------------------------|------------------|----------------|
|                                        |                  |                |
|----------------------------------------|------------------|----------------|
|                                        |                  |                |
|----------------------------------------|------------------|----------------|

      The undersigned represents and warrants that the undersigned has, and at the Effective Time of the Merger will have, full power and authority to submit, sell, assign and transfer the shares represented by the certificate(s) submitted. Under the penalties of perjury, I certify that the information provided on this form is true, correct and complete and I am not subject to backup withholding due to notified payee underreporting.

                                           Sign Here

Please insert your Social          ____________________________________
Security or other tax                                 Date
identifying number below           ____________________________________
|------|----------|---------|      (Signature(s) of Registered Agent)
|      |          |         |      Please sign exactly as name appears on stock
|------|----------|---------|      certificate(s).  See Instruction 2.


Special Instructions

Fill in only if mailing is to be made other than in the name or to the address specified above.

                     |----------------------------------------------|
                     |         Special Mailing Instructions         |
                     |                  Mail To:                    |
                     |                                              |
                     |    ______________________________________    |
                     |               (Type or print)                |
                     |    Name _________________________________    |
                     |                                              |
                     |    ______________________________________    |
                     |                                              |
                     |    Address ______________________________    |
                     |            (Number)                (Street)  |
                     |----------------------------------------------|

Instructions for Submitting Certificates of Independent Bank Common Stock

1. General. This form must be filled in, dated and signed, and accompanied by your certificate or certificates for shares of Independent common stock. Delivery should be made at the address shown. Proper delivery is at risk of the owner. If sent by mail, registered mail is suggested. For your convenience, a return envelope is enclosed.

2. Signatures. The signature (or signatures in the case of certificates owned by two or more joint holders) on the Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificates.

If the certificate(s) transmitted hereby is registered in the name of two or more joint holders, all such holders must sign the Letter of Transmittal.

If surrendered certificates are registered in different ways on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such certificates.

If the Letter of Transmittal is signed by a person other than the record holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed by the record holder(s) in the name(s) that appears on the certificate(s) and the signature(s) must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc., or a United States commercial bank or trust company.

3. Fiduciaries and Representatives. If a Letter of Transmittal, an endorsement or a certificate or a stock power is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person in any representative or fiduciary capacity, the person signing, unless such person is the record holder of the shares, must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal.

4. Time in Which to Submit Certificates. Certificate(s) for Independent common stock must be submitted prior to Independent's special meeting of
shareholders on November __, 1994 at  :   _.m.  See "The Merger -- Cash
Option" in the Proxy Statement/Prospectus dated October __, 1994.

All questions concerning the validity of this form will be determined by Independent and/or Crestar Bank and will be final and binding.

Questions and Requests for Assistance may be Directed to Independent at
(703) 369-2400.